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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Amendment No. 1 to this Registration Statement on Form S-4 of Teradyne, Inc. of our report dated February 8, 2001, except for Note 13, for which the date is August 30, 2001, relating to the financial statements, which appears in GenRad, Inc.'s Annual Report on Form 10-K/A for the year ended December 30, 2000. We also consent to the incorporation by reference of our report dated March 30, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K/A. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
September 24, 2001